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                                                                 EXHIBIT 23.3



                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-43497 (the "Registration Statement") of World Access, Inc. on Form S-3 of our report on the consolidated financial statements of Advanced TechCom, Inc. and Subsidiary ("ATI") dated February 26, 1997 (October 15, 1997 as to Notes 2 and 13, and the last paragraph of Note 5) (which expresses an unqualified opinion and includes an explanatory paragraph referring to certain subsequent events, including entering into an agreement to subcontract certain of ATI's manufacturing, raising of additional equity and the receipt of a commitment for additional financing) appearing in the Current Report on Form 8-K dated February 13, 1998 of World Access, Inc., and to the reference to us under the heading "Experts", in the Prospectus which is part of such Registration Statement.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
February 24, 1998